Exhibit 99.1

POORE BROTHERS Files a Request for an Extension to File Its Third Quarter 10-Q

GOODYEAR, Ariz. – November 15, 2005 – Poore Brothers, Inc. (Nasdaq: SNAK) today announced a request to the Securities and Exchange Commission for an extension of time to file its Quarterly Report on Form 10-Q for the quarter ended October 1, 2005 (the “Report”).  The Company was unable to file the Report by November 15, 2005 without unreasonable effort or expense primarily because the Company has experienced delays in completing preparation of its financial statements for the quarter ended October 1, 2005.    The Company, with the assistance of outside consultants, is undertaking a review of the Company’s internal control over financial reporting and accounting policies and estimates principally with respect to trade spending. The Company will file the Report upon completion of this review.

About Poore Brothers, Inc.

With facilities in Indiana and Arizona, Poore Brothers is a marketer and manufacturer of Intensely Different™ snack foods under a variety of owned or licensed brand names, including T.G.I. Friday’s®, Cinnabon®, Tato Skins®, Poore Brothers®, Bob’s Texas Style®, and Boulder Canyon Natural Foods™. For further information about Poore Brothers or this release, please contact Richard M. Finkbeiner, Senior Vice President and Chief Financial Officer, at (623) 932-6255, or logon to http://www.poorebrothers.com.